Exhibit 1.1

CUBIST PHARMACEUTICALS, INC.

2.50% CONVERTIBLE SENIOR NOTES DUE 2017

UNDERWRITING AGREEMENT

October 19, 2010

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

As Representatives of the several Underwriters
named in Schedule I hereto

c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Cubist Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $400,000,000 principal amount of the 2.50% Convertible Senior Notes due 2017 (the “Firm Securities”), convertible into cash, common stock, $0.001 par value (“Stock”) of the Company or a combination of cash and Stock, at the Company’s election, and, at the election of the Underwriters, to issue and sell up to an aggregate of $50,000,000 additional aggregate principal amount of the 2.50% Convertible Senior Notes due 2017 (the “Optional Securities”) (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”). Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-170001) in respect of the Firm Securities and Optional Securities and shares of Stock issuable upon conversion thereof has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; the preliminary prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including the prospectus that is filed with the Commission and deemed by virtue of Rule 430A to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to, the Pricing Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives. expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 5:30 P.M. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as could not reasonably be expected to have a Company Material Adverse Effect (as defined below) and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Company Material Adverse Effect”); and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except to the extent that the failure to be in good standing would not have a Company Material Adverse Effect;

(i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j) The Firm Securities and Optional Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of October 25, 2010 (the “Indenture”) between the Company and The Bank of New York Mellon as Trustee (the “Trustee”), under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(k) (1) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, that is material to the Company and its subsidiaries, taken as a whole, (ii) nor will such action result in any violation of the provisions (A) of the Certificate of Incorporation or By-laws of the Company or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and (2) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this

Agreement or the Indenture except such as have been obtained under the Act and the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, except with respect to clauses 1(i), 1(ii)(B) and (2) for any contraventions, violations or consents that would not, singly or in the aggregate, have a Company Material Adverse Effect;

(l) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(m) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, and under the caption “Certain U.S. Federal Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(n) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that are required to be described in the Pricing Prospectus; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(q) PricewaterhouseCoopers LLP, an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, and Ernst & Young LLP, who have certified certain financial statements of the Calixa Therapeutics, Inc. and its subsidiaries, which are incorporated by reference in the Registration Statement, are to the Company’s knowledge each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(r) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(u) The information contained in the Pricing Prospectus concerning the issued patents and pending patent applications, owned by or licensed to the Company or any of its subsidiaries, which are material to the conduct of the business of the Company and its subsidiaries, taken as a whole, in the manner in which it has been and is contemplated to be conducted as described in the Pricing Prospectus (the “Patent Rights”), is accurate, fair and complete in all material respects. The Company and its subsidiaries own or have valid, binding and enforceable licenses or other rights to use any patents, trademarks, trade names, service marks, service names, copyrights, confidential and proprietary information, including trade secrets, know-how, inventions and technology, whether patented or not, proprietary computer software and other intellectual property rights

(collectively, the “Intellectual Property”) necessary to conduct the business of the Company and its subsidiaries, taken as a whole, in the manner in which it has been and is contemplated to be conducted, as described in the Pricing Prospectus, and without any conflict with the rights of others or adverse third party claims of invalidity or unenforceability, except as described in the Pricing Prospectus or except for such conflicts or adverse third party claims of invalidity or unenforceability which, if determined adversely to the Company or any of its subsidiaries, would not have, singly or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has knowledge that, or has received any notice from any other person alleging that, the business of the Company or any of its subsidiaries in the manner in which it has been and is contemplated to be conducted, as described in the Pricing Prospectus, conflicts with the Intellectual Property rights of others, and to the knowledge of the Company, no legal or governmental proceeding alleging such conflict are pending or threatened, except for such conflicts described in the Pricing Prospectus and except for such conflicts which, if determined adversely to the Company or any of its subsidiaries, would not have, singly or in the aggregate, a Company Material Adverse Effect. The Company is not aware of any patent applications of others that if issued in the form available to the Company, would be validly issued and infringed by the activities of the Company and its subsidiaries;

(v) All patent applications in the Patent Rights filed by the Company have been duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and, in some cases, applicable foreign and international patent authorities, and assignments for all Company patents and/or patent applications in the Patent Rights have been properly executed and recorded for each named inventor. To the knowledge of the Company, all printed publications and patent references material to the patentability of the inventions claimed in the Patent Rights have been disclosed to those patent offices so requiring. To the knowledge of the Company, (i) each of the Company, its assignors or its licensors, as applicable, has met its duty of candor and good faith to the PTO for the Patent Rights; (ii) no material misrepresentation has been made to any patent office in connection with the Patent Rights; and (iii) there is no issued patent claim or claims owned by or licensed to the Company or any of its subsidiaries that would be infringed by the activities of others. The Company and its subsidiaries are not aware or any facts material to a determination of patentability regarding the Patent Rights not disclosed to the PTO or other applicable patent office. The Company and its subsidiaries are not aware of any facts not disclosed to the PTO or other applicable patent office that would preclude the patentability, validity or enforceability of any patent or patent application in the Patent Rights. Except as described in the Pricing Prospectus, the Company has no knowledge of any facts that would preclude the Company or its licensor, as applicable, from having clear title to the patents and patent applications in the Patent Rights. To the Company’s knowledge, the patents in the Patent Rights are valid and enforceable, and have not been adjudged invalid or unenforceable in whole or in part;

(w) To the knowledge of the Company, no third party is engaging in any activity that infringes, misappropriates or otherwise violates the Intellectual Property owned by or licensed to the Company or any of its subsidiaries, except as described in the Pricing Prospectus or except for such activities which, singly or in the aggregate, would not have a Company Material Adverse Effect;

(x) The statements in the Pricing Prospectus regarding the filing of an Abbreviated New Drug Application (“ANDA”) to the United States Food and Drug Administration (the “FDA”) by Teva Pharmaceuticals USA, Inc. and its affiliates (“Teva”), the Paragraph IV Certification Notice Letter from Teva notifying us of the ANDA and the Company’s related patent infringement suit against Teva in the U.S. District Court of the District of Delaware (collectively, the “Teva Litigation”) are accurate, complete and fair in all material respects and in each case accurately and fairly summarize the matters, documents and proceedings therein. The Company and its subsidiaries are not aware of any actual or threatened generic competition with CUBICIN or any of its other current or potential products or any actual or threatened challengers to the Company’s Patents listed in the “Orange Book” that is published by the FDA, except as disclosed in the Pricing Prospectus. To the knowledge of the Company, there are no contracts or other documents relating to the intellectual property rights at issue in the Teva Litigation that are required to be described in the Pricing Prospectus and are not so described.

(y) With respect to each material agreement governing rights in and to any Intellectual Property licensed by or licensed to the Company or any of its subsidiaries, (i) such agreement is valid and binding and in full force and effect against the Company or the subsidiary of the Company that is party to such material agreement, and, to the knowledge of the Company, each other party thereto; (ii) there are no such agreements that are required to be filed as exhibits to the Registration Statement but that are not filed as an exhibit thereto, or that are required to be described in the Pricing Prospectus but are not described therein; (iii) none of the Company or its subsidiaries has received any notice of termination or cancellation under such agreement, which notice of termination or cancellation has not been withdrawn, received any notice of breach or default under such agreement, which breach has not been cured, or granted to any third party any rights, adverse or otherwise, under such agreement that would constitute a material breach of such agreement; and (iv) none of the Company, any of its subsidiaries or, to Company’s knowledge, any other party to such agreement, is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such agreement;

(z) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, including without limitation all such certificates, authorizations and permits required by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure to so possess such certificates, authorizations and permits, singly or in the aggregate, would not have a Company Material Adverse Effect;

and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Company Material Adverse Effect;

(aa) The studies, tests and preclinical and clinical trials, conducted by or on behalf of the Company that are described in the Pricing Prospectus or the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in each of the Pricing Prospectus and the Prospectus are accurate in all material respects; and neither the Company nor any of its subsidiaries has received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company which termination, suspension or material modification would have a Company Material Adverse Effect;

(bb) The statistical and market-related data contained in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived;

(cc) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(dd) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and

(ff) (i)  The Company represents that neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  The Company represents and covenants that, for the past 5 years, it and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.00% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1,000) determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities which all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to $50,000,000 aggregate principal amount of Optional Securities, at the same purchase price set forth in clause (a) of the first paragraph of this Section 2. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section (4) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4.

(a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on October 25, 2010, or at such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by you in the written notice given by you of the Underwriters’ election to purchase the Optional Securities, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”. The Company will deliver the Securities to Morgan Stanley & Co. Incorporated, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Morgan Stanley & Co. Incorporated at least 48 hours in advance, by causing DTC to credit the Securities to the account of Morgan Stanley & Co. Incorporated at DTC. The Company will cause the certificates representing the Securities to be made available to Morgan Stanley & Co. Incorporated for checking at least 24 hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the calendar day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Preliminary Prospectus or Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule

401(g)(2) under the Act, of the suspension of the qualification of the Securities or the shares of Stock issuable upon conversion of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its commercially reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430A under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and the shares of Stock issuable upon conversion of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the

Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities and the shares of Stock issuable upon conversion of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request, but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose, except as provided hereunder, of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities without the consent of the Representatives, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing (other than (1) the issuance by the Company of shares of Stock upon the exercise of an option or warrant, the vesting of any restricted stock unit, or the conversion of a security outstanding on the date hereof that is disclosed in the Pricing Prospectus or of which the Underwriters have been advised in writing, (2) the grant by the Company of options to purchase shares of Stock or restricted stock units pursuant to the terms of a plan in effect on the date hereof and filed as an exhibit to the Registration Statement or any filing incorporated by reference therein, (3) the issuance by the Company of shares of Stock pursuant to the Company’s Amended and Restated 1997 Employee Stock Purchase Plan, the Company’s Amended and Restated 2002 Directors’ Equity Incentive Plan, the Company’s 2010 Equity Incentive Plan and the Company’s 401(k) Savings Plan matching contribution program, (4) the filing of a registration statement with the Commission on Form S-8 (or any equivalent form) relating to the offering of securities in accordance with the terms of an equity incentive plan described in each of the Pricing Prospectus and the Prospectus, or (5) the issuance of up to 1,000,000 shares of Stock pursuant to (A) collaborative, licensing or marketing agreements or (B) in connection with any other strategic transaction; provided that, with respect to each of clauses (A) and (B), prior to the issuance of any such shares of Stock, the Company shall cause the recipient of such shares to execute and deliver to you a form of “lock-up” agreement substantially in the form of Exhibit I attached hereto);

(g) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j) To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Stock upon conversion of the Securities; and

(k) To use its commercially reasonable best efforts to list the shares of Stock issuable upon conversion of the Securities on The NASDAQ Global Select Market (“NASDAQ”).

6.

(a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information (which, in their final form, will not be inconsistent with the final term sheet) and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the

Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare in a form acceptable to you and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities and the shares of Stock issuable upon conversion of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses not to exceed $5,000 in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vi) all fees and expenses in connection with listing the shares of Stock issuable upon conversion of the Securities on NASDAQ; (vii) the cost of preparing the Securities; (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (ix) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you;

(c) Ropes & Gray LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit II(a) and Exhibit II(b) attached hereto;

(d) Wilmer Cutler Pickering Hale and Dorr LLP, special patent litigation counsel for the Company, shall have furnished to you, their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit II(c) attached hereto;

(e) Hogan Lovells US LLP, regulatory counsel for the Company, shall have furnished to you, their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit II(d) attached hereto;

(f) On the date of the Prospectus, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” registered with the Commission pursuant to Section 15E of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by Federal authorities, State of New York authorities, or Commonwealth of Massachusetts authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The shares of Stock issuable upon conversion of the Securities shall have been duly listed on NASDAQ;

(l) The Company has obtained and delivered to the Underwriters executed copies of an agreement from those persons listed in Schedule III, substantially to the effect set forth in Section 5(f) hereof in form and substance reasonably satisfactory to you;

(m) On the date of the Prospectus, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, David W.J. McGirr, Chief Financial Officer of the Company, shall have furnished to you, a certificate, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit III attached hereto; and

(n) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party  (except to the extent that such failure to notify results in any material prejudice against the indemnifying party with respect to such action) otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein at a Time of Delivery. If within 36 hours after such default by any Underwriter, you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(a) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than as provided for in Sections 8(i)(i), 8(i)(iii), 8(i)(iv), and 8(i)(v)), any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of (i) Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department and (ii) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Convertible Syndicate Desk (with a copy to the Legal Department); and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy to Paul M. Kinsella, Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.           THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters, imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

CUBIST PHARMACEUTICALS, INC.

By:	/s/ David W.J. McGirr
Name: David W.J. McGirr
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ John Tyree
Name: John Tyree
Title: Managing Director

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Firm Securities to be Purchased

Goldman, Sachs & Co.	$180,000,000
Morgan Stanley & Co. Incorporated	180,000,000
Citigroup Global Markets Inc.	20,000,000
RBC Capital Markets Corporation	20,000,000
Total	$400,000,000

SCHEDULE II

(a)          Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow made available solely to institutional investors pursuant to netroadshow.com

(b)          Additional Documents Incorporated by Reference:

None.

SCHEDULE III

Kenneth M. Bate

Mark H. Corrigan

Sylvie Gregoire

Nancy Hutson

Leon O. Moulder, Jr.

Martin Rosenberg

J. Matthew Singleton

Martin H. Soeters

Michael B. Wood

Michael W. Bonney

David W.J. McGirr

Robert J. Perez

Steven C. Gilman

Tamara L. Joseph

Gregory Stea

Santosh Vetticaden

Exhibit I

Form of Lock-Up Agreement

CUBIST

Cubist Pharmaceuticals, Inc.

Lock-Up Agreement

October      , 2010

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

As Representatives of the several Underwriters
named in Schedule I to Underwriting Agreement

c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Re:          Cubist Pharmaceuticals, Inc. — Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (the “Representatives”) propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Cubist Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”) providing for a public offering of certain securities of the Company (the “Securities·) pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final Prospectus covering the public offering of the Securities, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that, in each case, such immediate family member or  the trustee of the trust, as applicable, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to a plan adopted pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, to the extent that a copy of such plan has been provided to the Representatives prior to the date hereof, (iv) to the extent necessary to exercise an option to purchase shares of Common Stock or acquire shares of Common Stock upon the vesting of any restricted stock unit, in each case granted under a stock incentive plan or stock purchase plan of the Company described in the Prospectus, or to the extent necessary to dispose of shares of restricted stock to the Company pursuant to the terms of such plan in order to pay taxes due upon the vesting of shares of restricted stock or (v) with the prior written consent of Representatives on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii), (iv) or (v) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the Representatives, on behalf of the Underwriters, advising the Company in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the public offering of the Securities, (2) the Company advising the Representatives in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the public offering of the Securities and (3) termination of the Underwriting Agreement before the sale of any Shares to the Underwriters.

Very truly yours,

Print Name:

Exhibit II(a)

Matters to be Covered in the Opinion of Company Counsel

October 25, 2010

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

c/o                               Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel for Cubist Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the purchase today by you pursuant to the Underwriting Agreement dated October 19, 2010 (the “Underwriting Agreement”) among the Company and you as Representatives of the several Underwriters listed on Schedule I thereto (the “Underwriters”), of $400,000,000 aggregate principal amount of 2.50% Convertible Senior Notes due 2017 (the “Notes”), issued pursuant to the indenture dated as of October 25, 2010 (the “Indenture” and together with the Notes and the Underwriting Agreement, the “Company Agreements”) between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).  This opinion is furnished to you pursuant to Section 8(c) of the Underwriting Agreement.  Terms defined in the Underwriting Agreement and not otherwise defined herein are used herein with the meanings so defined.

We have participated in the Closing of the sale of the Notes held today.  In connection with this opinion, we have examined the following documents:

(i)            the registration statement of the Company on Form S-3ASR (No. 333-170001) filed with the Securities and Exchange Commission (the “Commission”) on October 18, 2010, together with all documents incorporated therein by reference and all exhibits to said registration statement (collectively, the “Registration Statement”);

(ii)           a copy of the preliminary prospectus dated October 18, 2010 relating to the Notes  and the prospectus dated October 19, 2010 (collectively, the “Prospectus”) filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”);

(iii)          an executed counterpart of the Underwriting Agreement;

(iv)          an executed counterpart of the Indenture; and

(v)           the Statement of Eligibility and Qualification of the Trustee on Form T-1 filed as an exhibit to the Registration Statement.

In addition, we have examined such certificates, documents and records and have made such other investigation as we deem necessary to render the opinions set forth herein.  As to matters of fact relevant to this opinion, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.  We have assumed that the Underwriting Agreement constitutes the valid and binding obligation of the Underwriters and that the Indenture constitutes a valid and binding obligation of the Trustee.

The opinions expressed herein are limited to matters governed by the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, and for purposes of our opinions in paragraphs 5, 6, 9 and 10 below, the State of New York (collectively, the “Covered Laws”).

Based upon and subject to the foregoing, we are of the opinion that:

1.             The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.             The Company has corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Company Agreements.

3.             The Company is qualified to do business as a foreign corporation in Massachusetts.

4.             The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5.             The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

6.             The Notes have been duly authorized, executed and delivered by the Company and, assuming that the Notes have been duly authenticated by the Trustee in the manner prescribed by the Indenture, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.             The authorized capital stock of the Company is as set forth in the Prospectus under the caption “Description of Capital Stock.”

8.             The shares of the Company’s common stock, par value $0.001 per share into which the Notes are convertible (the “Conversion Shares”) at the initial “Conversion Rate” (as defined in the Indenture) have been duly authorized and validly reserved for issuance upon conversion of the Notes and if issued upon conversion of the Notes and delivered in accordance with the terms of the Notes and the Indenture and duly countersigned and registered by the transfer agent and registrar upon such conversion, such Conversion Shares would be validly issued, fully paid and non-assessable.  The issuance of the Conversion Shares upon conversion of the Notes is not subject to any preemptive right of stockholders of the Company arising under the Delaware General Corporation Law or the certificate of incorporation or by-laws of the Company or, to our knowledge, any contractual right of first refusal in favor of any person pursuant to any agreement or instrument identified as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (“Annual Report”) filed with the Commission.

9.             Under the Covered Laws, no consent, approval, license or exemption by, or order or authorization of, or filing, recording or registration with, any governmental authority is required to be obtained or made by the Company in connection with the offer, sale and delivery of the Notes, or to issue the Conversion Shares upon conversion of the Notes in the manner set forth in the Indenture, except such as may be required under the Act, the qualification of the Indenture under the Trust Indenture Act and such qualifications as may be required under state securities or blue sky laws, as to which we express no opinion.

10.           The execution, delivery and performance by the Company of the Company Agreements and the issuance and sale of the Notes by the Company in accordance with the terms of the Underwriting Agreement, and the issuance of the Conversion Shares upon the conversion of the Notes in accordance with the terms of the Indenture, will not (i) violate any provision of Massachusetts law, New York law, the Delaware General Corporation Law, the federal laws of the United States or the Certificate of Incorporation or By-Laws of the Company, (ii) breach or result in a default under any agreement identified as an exhibit to the Registration Statement or any document incorporated by reference therein, or (iii) to our knowledge, violate any judgment, injunction, order or decree of any

Massachusetts, New York, Delaware or federal court, arbitrator, governmental body, agency or official specifically naming the Company, except that we express no opinion as to state securities or blue sky laws or as to compliance with antifraud provisions of federal and state securities laws.

11.           The Company is not, and, upon the issuance and sale of the Notes and the application of the proceeds therefrom as described in the Pricing Prospectus and the Prospectus, will not be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Our opinions set forth in paragraphs 5 and 6 above that the Indenture and the Notes constitutes or will constitute a valid and binding obligation of the Company, enforceable against each such person in accordance with its terms, is subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity.  We express no opinion with respect to the applicability of Section 548 of the Bankruptcy Code or any comparable provision of state law.  In addition, we express no opinion as to the extent to which broadly worded waivers, waivers of rights to damages, offset or defenses, waivers of statutory, regulatory or constitutional rights, conclusive presumptions or determinations may be enforced and the enforceability of any provision which is determined to constitute a penalty or forfeiture.  In connection with the provisions of the Company Agreements whereby the parties submit to the jurisdiction of the courts of the United States of America located in the State of New York, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on subject matter jurisdiction of the federal courts.  Furthermore, in rendering the validity and enforceability opinions, and the absence of violations of laws with respect to performance, we are expressing no opinion as to the application of federal or state antitrust laws.

This opinion is furnished by us to you solely for your benefit and may not be relied on by any person other than you.

Very truly yours,

Ropes & Gray LLP

Exhibit II(b)

Matters to be Covered in the Negative Assurance Letter of Company Counsel

October 25, 2010

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

c/o          Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Re:          Cubist Pharmaceuticals, Inc.

Ladies and Gentlemen:

We refer to the Underwriting Agreement dated October 19, 2010 among Cubist Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and you as Representatives of the several Underwriters listed on Schedule I thereto.  We have acted as counsel to the Company in connection with the transactions described therein.  Terms defined in the Underwriting Agreement and not otherwise defined herein are used herein with the meanings so defined.

In the course of the preparation of the Registration Statement, the Pricing Prospectus and the Prospectus, as counsel to the Company we participated in discussions with officers and representatives of the Company, representatives of the independent registered public accounting firm for the Company and your representatives and counsel, at which discussions the contents of these documents were discussed.

The purpose of our engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Prospectus, the Pricing Disclosure Package or the documents incorporated by reference therein, and we have not undertaken any obligation to verify independently any of the factual matters set forth in those documents.  Moreover, many of the determinations required to be made in the preparation of such documents involve judgments that are primarily of a non-legal nature.

Subject to the foregoing and on the basis of information that we have gained in the course of our representation of the Company and our participation in the discussions referred to above, we confirm to you that the Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder.  Based on the information and participation described above, no facts that have come to our attention have caused us to believe that the (i) Registration Statement, as of its date or the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  We do not, however, assume any responsibility for the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement, the Prospectus, the Pricing Disclosure Package or the documents incorporated by reference therein, except for those statements in the Prospectus under the captions “Description of Notes,” “Description of Capital Stock,” “Certain Material U.S. Federal Tax Considerations,” and “Underwriting,” insofar as they represent descriptions or conclusions of law, descriptions of securities or summaries of documents referred to therein, which fairly summarize in all material respects such descriptions, conclusions or documents.

We express no belief with respect to the financial statements, schedules, other financial or accounting data or assessments of or reports on the effectiveness of internal control over financial reporting included or incorporated by reference in the Registration Statement, the Prospectus, or the Pricing Disclosure Package. The Registration Statement became effective October 18, 2010 and we do not know of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any proceeding instituted for that purpose under the Act.

This letter is furnished by us to you solely for your benefit in your capacity as Underwriters to assist you in establishing defenses under applicable securities laws and may not be relied on for any purpose or by any person other than you.

Very truly yours,

Ropes & Gray LLP

Exhibit II(c)

Matters to be Covered in the Opinion of Special Patent Litigation Counsel for the Company

October 25, 2010

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

As Representatives of the several Underwriters

c/o Goldman, Sachs & Co.

200 West Street

New York, New York  10282

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York  10036

Re:         Cubist Pharmaceuticals, Inc.

Ladies and Gentlemen:

This letter is being furnished to you pursuant to Section 8(d) of the Underwriting Agreement, dated as of October 19, 2010 (the “Underwriting Agreement”), among Cubist Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), for which you are acting as Representatives.

We have acted as special intellectual property litigation counsel to the Company in connection with the transactions contemplated by the Underwriting Agreement.  As such counsel, (i) we are familiar with the patent infringement lawsuit filed by the Company against Teva Parenteral Medicines, Inc. (“Teva”), Teva Pharmaceuticals USA, Inc. and Teva Pharmaceutical Industries Ltd. and the Paragraph IV Certification Notice Letter that the Company received from Teva on February 9, 2009 (the “Litigation”); and (ii) we have reviewed the third paragraph under the caption “Prospectus Summary — Our Flagship Product:  CUBICIN” (the “Applicable Paragraph”) in (a) the Preliminary Prospectus, dated October 18, 2010, included in the Registration Statement on Form S-3 (File No. 333-170001), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 18, 2010; and (b) the final Prospectus, dated October 19, 2010, as filed by the Company with the Commission pursuant to Rules 424(b)[(  )] of the Securities Act on October [      ], 2010 in connection with the transactions contemplated by the Underwriting Agreement.

Insofar as the opinions expressed in this letter relate to factual matters, we have relied, with your permission, upon certificates, statements and representations of officers and other representatives of the Company, representations made in the Underwriting Agreement and statements contained in the Registration Statement.

We express no opinion herein as to the laws of any jurisdiction other than the federal laws of the United States of America.  We also express no opinion herein with respect to (i) the securities or Blue Sky laws of any state or other jurisdiction of the United States or of any foreign jurisdiction or (ii) the by laws or any rules or other regulations of the Financial Industry Regulatory Authority, Inc.  In addition, we express no opinion herein with respect to the antifraud laws of any jurisdiction.

On the basis of and subject to the foregoing, we are of the opinion that the statements in the Applicable Paragraph, insofar as such statements constitute a summary of the Litigation, are correct in all material respects.

The foregoing opinion is provided to you, as Representatives of the Underwriters, as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.

This letter is rendered only to you, as Representatives of the Underwriters, and is solely for the benefit of the Underwriters in connection with the transactions contemplated by the Underwriting Agreement.  This letter may not be relied upon by the Underwriters for any other purpose, nor may this letter be provided to, quoted to or relied upon by any other person or entity.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:
Stuart R. Nayman, a Partner

Exhibit II(d)

Matters to be Covered in the Opinion of Regulatory Counsel for the Company

October 25, 2010

Goldman Sachs & Co.
200 West Street
New York, New York 10282

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Re:          Cubist Pharmaceuticals, Inc.

Ladies and Gentlemen:

This opinion letter is furnished to you pursuant to Section 8(e) of the Underwriting Agreement dated October 19, 2010 (the “Agreement”) between you and Cubist Pharmaceuticals, Inc., a Delaware corporation (the “Company”), relating to the issuance and sale by the Company of 2.50% Convertible Senior Notes due 2017 (the “Firm Securities”), convertible into common stock, $0.001 par value, pursuant to the terms of the Agreement.

This firm has acted in the limited role of regulatory counsel to the Company with regard to certain U.S. Food and Drug Administration (“FDA”) and federal health regulatory issues only.  In such capacity, we have reviewed certain information under the following captions in the Company’s preliminary Prospectus dated October 18, 2010 (the “Preliminary Prospectus”) and in the Company’s final Prospectus dated October 19, 2010 (the “Prospectus”), forming a part of the Company’s Registration Statement on Form S-3 (Registration No. 333-170001):

1.             “Risk Factors—Risks Related to Our Business—We may not be able to obtain, maintain or protect proprietary rights necessary for the development and commercialization of CUBICIN, particularly given our litigation with Teva, or our drug candidates and research technologies—CUBICIN Patents/Teva Litigation;”

2.             “Risk Factors—Risks Related to Our Industry—Our business and industry is highly regulated and scrutinized and our long-term strategy and success is dependent upon compliance with applicable regulations and maintaining our business integrity—Research and Development;”

3.             “Risk Factors—Risks Related to Our Industry—Our business and industry is highly regulated and scrutinized and our long-term strategy and success is dependent upon compliance with applicable regulations and maintaining our business integrity—Regulatory Product Approvals;”

4.             “Risk Factors—Risks Related to Our Industry—Our business and industry is highly regulated and scrutinized and our long-term strategy and success is dependent upon compliance with applicable regulations and maintaining our business integrity—Commercialization;”

5.             “Risk Factors—Risks Related to Our Industry—Our business and industry is highly regulated and scrutinized and our long-term strategy and success is dependent upon compliance with applicable regulations and maintaining our business integrity—Compliance/Fraud and Abuse;”

6.             “Risk Factors—Risks Related to Our Business—The FDA and other competent authorities worldwide may change their approval requirements or policies for antibiotics, or apply interpretations to its requirements or policies, in a manner that could delay or prevent commercialization of our antibiotic product candidates or approval of any additional indications for CUBICIN that we may seek in the U.S. and other countries;” and

7.             “Risk Factors—Risks Related to Our Industry—Revenues generated by products we currently commercialize or may commercialize in the future depend on reimbursement from third-party payors.”

We have also reviewed certain information set forth in the Company’s 10-K for 2009 (the “2009 10-K”) under the following captions:

1.             “Business—Government Regulation—Overview;”

2.             “Business—Government Regulation—U.S.—FDA Process;”

3.             “Business—Government Regulation—Good manufacturing practices;”

4.             “Business—Government Regulation—Pricing and Reimbursement;” and

5.             “Business—Government Regulation—Sales and Marketing.”

We have not been retained or engaged by the Company in connection with the Agreement to perform, nor have we performed, any review of any other information in the Preliminary Prospectus, Prospectus, or the documents incorporated by reference.  Additionally, we have not been retained or engaged to provide advice in respect of United States securities laws or the rules or regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules”), nor have we been retained or engaged by the Company to provide advice as to whether any information or any statement, opinion or other writing is required under the United States securities laws or the Rules to be filed with or submitted to, or incorporated into any document that will be filed with or submitted to, the Commission, and the matters addressed herein should not be construed as such advice.  Capitalized terms used herein that are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

For purposes of our opinion, we have examined copies of the following (the “Documents”):

1.             An executed copy of the Agreement;

2.             The information contained in the Preliminary Prospectus and Prospectus under the above-referenced captions;

3.             The information contained in the 2009 10-K under the above-referenced captions; and

4.             A certificate of certain officers of the Company dated the date hereof as to certain facts relating to the Company.

In our examination of the Agreement and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies).  Further, for purposes of our opinion, we have not independently verified nor do we take any responsibility for nor are we addressing in any way any statements of fact, any statements concerning state or foreign law, any legal conclusions or any statements of belief attributable to the Company or whether or not the Company is in compliance with applicable FDA requirements.  Our opinion is given in the context of the foregoing.

This letter is based as to matters of law solely on the Federal Food, Drug, and Cosmetic Act, as amended (the “FDC Act”), and the regulations promulgated thereunder; Title XVIII of the Social Security Act (the “SSA”), as amended by the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and the regulations promulgated thereunder; Titles XVIII and XIX of the SSA and section 340B of the Public Health Service (the “PHS”) Act, as amended by the Patient Protection and Affordable Care Act, and the regulations promulgated thereunder; Titles XVIII and XIX of the SSA and section 340B of the PHS Act, as amended by the Health Care and Education Reconciliation Act of 2010, and the regulations promulgated thereunder;  Title XIX of the SSA, as amended by the

FAA Air Transportation Modernization and Safety Improvement Act; and the Drug Price Competition and Patent Term Restoration Act of 1984, as amended.

Based upon, subject to and limited by the assumptions, qualifications, exceptions, and limitations set forth in this opinion letter, we are of the opinion that the statements in the Preliminary Prospectus and Prospectus set forth under the captions below:

1.             “Risk Factors—Risks Related to Our Business—We may not be able to obtain, maintain or protect proprietary rights necessary for the development and commercialization of CUBICIN, particularly given our litigation with Teva, or our drug candidates and research technologies—CUBICIN Patents/Teva Litigation;”

2.             “Risk Factors—Risks Related to Our Industry—Our business and industry is highly regulated and scrutinized and our long-term strategy and success is dependent upon compliance with applicable regulations and maintaining our business integrity—Research and Development;”

3.             “Risk Factors—Risks Related to Our Industry—Our business and industry is highly regulated and scrutinized and our long-term strategy and success is dependent upon compliance with applicable regulations and maintaining our business integrity—Regulatory Product Approvals;”

4.             “Risk Factors—Risks Related to Our Industry—Our business and industry is highly regulated and scrutinized and our long-term strategy and success is dependent upon compliance with applicable regulations and maintaining our business integrity—Commercialization;”

5.             “Risk Factors—Risks Related to Our Industry—Our business and industry is highly regulated and scrutinized and our long-term strategy and success is dependent upon compliance with applicable regulations and maintaining our business integrity—Compliance/Fraud and Abuse;”

6.             “Risk Factors—Risks Related to Our Business—The FDA and other competent authorities worldwide may change their approval requirements or policies for antibiotics, or apply interpretations to its requirements or policies, in a manner that could delay or prevent commercialization of our antibiotic product candidates or approval of any additional indications for CUBICIN that we may seek in the U.S. and other countries;” and

7.             “Risk Factors—Risks Related to Our Industry—Revenues generated by products we currently commercialize or may commercialize in the future depend on reimbursement from third-party payors,”

and the statements in the 2009 10-K set forth under the captions below:

1.             “Business—Government Regulation—Overview;”

2.             “Business—Government Regulation—U.S.—FDA Process;”

3.             “Business—Government Regulation—Good manufacturing practices;”

4.             “Business—Government Regulation—Pricing and Reimbursement;” and

5.             “Business—Government Regulation—Sales and Marketing,”

insofar as such statements purport to describe applicable provisions of the FDC Act, and the regulations promulgated thereunder; Title XVIII of the SSA, as amended by the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and the regulations promulgated thereunder; Titles XVIII and XIX of the SSA and section 340B of the PHS Act, as amended by the Patient Protection and Affordable Care Act, and the regulations promulgated thereunder; Titles XVIII and XIX of the SSA and section 340B of the PHS Act, as amended by the Health Care and Education Reconciliation Act of 2010, and the regulations promulgated thereunder;  Title XIX of the SSA, as amended by the FAA Air Transportation Modernization and Safety Improvement Act; and the Drug Price Competition and Patent Term Restoration Act of 1984, as amended, are accurate in all material respects, with the following exceptions:

1.             The fifth sentence of the third paragraph under the heading, “Government Regulation—US-FDA Process—Hatch-Waxman Act,” in the 2009 10-K states that an ANDA or 505(b)(2) applicant challenging patents by way of a Paragraph IV certification has 30 days to provide notice to the NDA holder and patent owner.  As is stated in the Preliminary Prospectus and Prospectus, the time period for such notification is 20 days.

2.             The third sentence of the second paragraph under the heading, “Government Regulation—Pricing and Reimbursement,” in the 2009 10-K states that the average sales price plus six percent is the current payment rate for CUBICIN in the inpatient hospital setting.  As is stated in the Preliminary Prospectus and Prospectus, the average sales price plus six percent payment rate applies to Medicare payments in the physician office setting.

3.             The third sentence of the fifth paragraph under the heading, “Government Regulation—Pricing and Reimbursement,” in the 2009 10-K states that the amount of the Medicaid rebate paid by the company is set by law at the larger of 15.1% of the average manufacturer price or other figure.  Due to changes in the law, and as is stated in the Preliminary Prospectus and Prospectus, the pertinent percentage used in determining the Medicaid rebate paid by the company is 23.1%.

4.             The second sentence of the sixth paragraph under the heading, “Government Regulation—Pricing and Reimbursement,” in the 2009 10-K states that the 340B/PHS drug pricing programs requires the company to extend discounts to a variety of community health clinics and other entities that receive health services grants from PHS, as well as hospitals that service a disproportionate share of poor Medicare beneficiaries.  Due to changes in the law, and as is stated in the Preliminary Prospectus and Prospectus, health care reform legislation expanded this program to new types of entities.

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

We express no opinion in this letter as to any other laws and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other laws and regulations may have on the opinions expressed herein).  We express no opinion in this letter as to federal or state securities, antitrust, unfair competition, banking, or tax laws or regulations, or laws or regulations of any political subdivision below the state level.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.  This letter has been prepared solely for your use in connection with the Closing under the Agreement on the date hereof, and it should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.  In no event may this letter or any other communication or document referring to the contents hereof or any other advice we have given to the Company be submitted to or filed with the Commission without our prior written consent.

Very truly yours,

HOGAN LOVELLS US LLP

Exhibit III

Form of CFO Certificate

CUBIST PHARMACEUTICALS, INC.

CHIEF FINANCIAL OFFICER’S CERTIFICATE

October     , 2010

I, David W.J. McGirr, do hereby certify that I am Senior Vice President and Chief Financial Officer of Cubist Pharmaceuticals, Inc., a Delaware company (the “Company”), and, in my capacity as such, do hereby certify that:

1.                                       I am providing this certificate in connection with the offering of 2.50% Convertible Senior Notes due 2017, as described in the Company’s [preliminary](1) prospectus dated October    , 2010.

2.                                       I am knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Company and its subsidiaries and have responsibility for financial and accounting matters with respect to the Company and its subsidiaries.

3.                                    I have carefully reviewed each of the items marked on excerpts of the Company’s proxy statement filed on Schedule 14A on April 30, 2010 attached hereto as Exhibit A (the “Certified Information”) and performed the following procedures with respect to the Certified Information:

A.                                   Compared the dollar and other amounts with the corresponding amounts, or verified the arithmetic accuracy of each such amount based upon amounts or percentages, included in the Company’s accounting records and found them to be in agreement.

B.                                     Compared the dollar and other amounts that could not be compared directly to the Company’s accounting records with the corresponding amounts, or verified the arithmetic accuracy of each such amount based upon amounts or percentages, included in

(1)  [To be inserted at pricing but not at closing.]

analyses prepared by the Company from its accounting or other internal records and found them to be in agreement.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer’s Certificate on behalf of the Company as of the date first written above.

Name:	David W.J. McGirr
Title:	Senior Vice President and Chief Financial Officer